Exhibit 10.14

ASSIGNMENT AND TRANSFER AGREEMENT

This ASSIGNMENT AND TRANSFER AGREEMENT (this “Agreement”) is made and entered into as of November 2, 2008 (the “Effective Date”), by and between UBS Managed Fund Services Inc., a Delaware corporation (“Assignor”), and AlphaMetrix, LLC, a Delaware limited liability company (“Assignee”) and is acknowledged and consented to by DPM Mellon, LLC (the “Administrator”).

RECITALS:

WHEREAS, Assignor, the Administrator and such other parties listed therein are each parties to an Administration Agreement (the “Administration Agreement”), dated October 30, 2006; and

WHEREAS, Assignor desires to assign, transfer and convey to Assignee, and Assignee desires to accept and assume from Assignor, Assignor’s interests under the Administration Agreement, with the effect that Assignee shall succeed to all rights, obligations, duties and liabilities of Assignor under the Administration Agreement.  Any capitalized terms not defined herein shall have the meaning given them in the Administration Agreement.

NOW THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Acknowledgment; Assignment and Transfer.

(a)
Acknowledgment.  The parties hereto acknowledge and agree that this Agreement satisfies the consent requirements under Section 24 of the Administration Agreement, and the Administrator, by signing below expressly consents to the assignment of the Administration Agreement described herein.  The parties hereto further acknowledge that the Administrator has given notice of termination of the Administration Agreement, effective December 31, 2008 and that the Administrator shall cease acting as the administrator of the fund on that date, but will work as necessary to issue the monthly close reports for the period ending on December 31, 2008, and nothing in this Agreement shall be deemed to extend or repeal such notice of termination

(b)
Transfer and Assumption.  Effective on and as of the Effective Date, Assignor hereby irrevocably assigns, transfers and conveys to Assignee, and Assignee hereby accepts and assumes from Assignor, (i) all of Assignor’s rights and interest in, under and to the Administration Agreement and (ii) all of Assignor’s duties, obligations and liabilities associated with the Administration Agreement.

2. Notice.  The portion of Section 16 of the Administration Agreement listing the contact information for the Funds is hereby deleted in its entirety and replaced with the following:

If to the Funds:

c/o AlphaMetrix, LLC
181 W. Madison
Suite 3825
Chicago, Illinois  60602
Attention: Legal Department

Telephone: (312) 267-8400
Email: hrauh@alphametrix.com

3. Governing Law.  This Agreement and performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of the State of New Jersey.

4. Counterparts.  This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

5. Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of Assignor and shall inure to the benefit of the successors and assigns of Assignee.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person other than Assignor and Assignee and each of their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

6. Entire Agreement and Amendment.  This Agreement contains the entire understanding of the parties with regard to the subject matter contained herein, and supersedes all prior agreements, understandings or letters of intent between the parties.  This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Transfer Agreement to be executed and delivered by their respective officers as of the Effective Date indicated above.

ASSIGNOR UBS Managed Fund Services Inc. By: /s/ Richard Meade Name: Richard Meade Title: P resident and CEO	ASSIGNEE AlphaMetrix, LLC By: /s/ Aleks Kins Name: Aleks Kins Title: President and CEO
Agreed and Acknowledged: ADMINISTRATOR DPM Mellon, LLC By: /s/ C. E. Minnaar Name: C. E. Minnaar Title: Vice President

Agreed and Acknowledged:

AlphaMetrix Managed Futures (Aspect), LLC

By: AlphaMetrix Managed Futures LLC (Aspect Series)
Its: Sole Member

By: AlphaMetrix, LLC
Its: Manager
By: /s/ Aleks Kins
Name:  Aleks Kins
Title:  President and CEO
Agreed and Acknowledged: AlphaMetrix Managed Futures LLC (Aspect Series) By: AlphaMetrix, LLC Its: Manager By: /s/ Aleks Kins Name: Aleks Kins Title: President and CEO

APPENDIX NO. 1 TO THE ADMINISTRATION AGREEMENT

Dear Sir or Madam,

Pursuant to Section 23 of the Administration Agreement initially entered into on October 30, 2006 (the “Administration Agreement”) by and among DPM Mellon, LLC, UBS Managed Futures LLC (Aspect Series), UBS Managed Futures (Aspect) LLC and UBS Managed Fund Services Inc., as amended, the undersigned Trading Fund agrees to be bound by the terms and conditions of the Administration Agreement and to be reflected as being a Trading Fund for purposes of the Administration Agreement, with effect as of  November 2, 2008.

Each of the undersigned agrees to be bound by the terms and conditions of the Administration Agreement, as amended.

IN WITNESS WHEREOF, the parties have set their hands and seals on the day first written above.

Witness:	AlphaMetrix, LLC

	By:	/s/ Aleks Kins

Aleks Kins, President and CEO

Witness:	AlphaMetrix Aspect Fund - MT0001
	By:	AlphaMetrix, LLC
	Its:	Sponsor

	By:	/s/ Aleks Kins

Aleks Kins, President and CEO

Witness:	DPM Mellon, LLC

	By:	/s/ C. E. Minnaar

C.E. Minnaar, Vice President